UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 4, 2018

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-20288	91-1422237
(Commission File Number)	(IRS Employer Identification No.)

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 4, 2018, Columbia State Bank (the “Bank”), a wholly owned subsidiary of Columbia Banking System, Inc. (the “Company”), entered into a Change in Control Agreement (the “CIC Agreement”) with Greg Sigrist, the Executive Vice President and Chief Financial Officer of the Company. The CIC Agreement contains substantially similar terms as the change in control agreements entered into between the Bank and the Company’s other executive officers.

The CIC Agreement has a term of five years and provides that if Mr. Sigrist’s employment is terminated without Cause or if he resigns for Good Reason within 365 days following a Change in Control (as each capitalized terms are defined in the CIC Agreement) or sixty days prior to the public announcement of such Change in Control (provided that the Change in Control occurs within 18 months of his termination of employment), he will be entitled to receive a severance benefit equal to two times his then-current annual base salary, all of his options will vest and all restrictions on his restricted stock awards will lapse. During his employment and for a period of two years after the commencement of any severance payments under the CIC Agreement, Mr. Sigrist agrees not to compete with the Bank or the Company.

A copy of the CIC Agreement will be filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2018	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ Kumi Baruffi
Kumi Y. Baruffi
Executive Vice President, General Counsel and Corporate Secretary